Exhibit 10.1


                      AGREEMENT AND PLAN OF REORGANIZATION


This Agreement is made as of the 20th day of August, 2003 by and among YzApp International Inc., a Nevada corporation (hereinafter referred to as "YzApp NV") YzApp Solutions Inc., a Canadian Federal corporation (hereinafter referred to as "YzApp Canada"), and each of the undersigned holders of outstanding common shares of YzApp Canada as of this date (hereinafter referred to as the "YzApp Canada Shareholders" collectively).

This Agreement provides for the exchange of not less than fifty-one percent of the outstanding common shares of YzApp Canada for shares of common voting stock of YzApp NV, and other valuable consideration, all for the purpose of YzApp Canada becoming a subsidiary of YzApp NV and YzApp NV carrying on the business of YzApp Canada as set forth herein.


                                    AGREEMENT

Now, therefore, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

              ARTICLE 1: REPRESENTATIONS AND WARRANTIES OF YzApp NV

As an inducement to, and to obtain the reliance of YzApp Canada Shareholders, YzApp NV represents and warrants as follows:

1.1. Organization, Good Standing, Power, Etc. YzApp NV

(i) is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada; (ii) was incorporated by YzApp Canada., on December 26, 2002 solely for the purpose of this Agreement and Plan of Reorganization; (iii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; (iv) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently and to be conducted; and (v) to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.


1.2. Capitalization. The authorized capital stock of YzApp NV consists solely of 50,000,000 shares of Common Stock, US$0.001 par value, (the "YzApp NV Common Stock"), and 1,000,000 shares of Preferred Stock of which, on the date hereof 1,228,500 shares of YzApp NV Common Stock and no shares of Preferred Stock are issued and outstanding and no shares are held in the treasury of YzApp NV. At the closing of the transactions contemplated by this Agreement ("Closing") all Shares of YzApp NV Common Stock to be issued to YZAPP Canada Shareholders will be duly authorized and lawfully and validly issued as fully paid and non-assessable with no further personal liability attaching to the ownership thereof. All of the issued and outstanding shares of the YzApp NV Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were not issued in violation of the preemptive or other rights of any person.

1.3 Options, Warrants, Rights, Etc. By Closing, YzApp NV will not have outstanding any options, warrants or other rights to purchase or convert any obligation into, any shares of the YzApp NV Common Stock, nor any instruments or obligations to confer or create such rights.


                    ARTICLE 2: REPRESENTATIONS AND WARRANTIES

                                 OF YzApp Canada


As an inducement to, and to obtain the reliance of the YzApp Canada Shareholders, YzApp Canada represents and warrants as follows:

2.1. Organization, Good Standing, Power, Etc. YzApp Canada:

(i) is a corporation duly organized, validly existing and in good standing under the federal laws of Canada;
(ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby; and
(iii) is not a reporting issuer under any Canadian securities laws.

2.2. Capitalization. As of the date hereof the authorized capital of YzApp Canada consists of an unlimited number of common shares, of which 19,040,000 common shares are outstanding and are held by fewer than 50 shareholders. YzApp Canada hereby covenants and agrees not to issue any further common shares prior to Closing. All of such issued and outstanding common shares of YzApp Canada have been duly authorized and validly issued and are fully paid and non-assessable with no further personal liability attaching to the ownership thereof. There is no published market for the common shares of YzApp Canada.

2.3. Options, Warrants, Rights, Etc. At the time of Closing, YzApp Canada will not have outstanding any options, warrants or other rights to purchase or convert any obligation into, any shares of the YzApp Canada, nor any instruments or obligations to confer or create such rights.

2.4 Subsidiaries. YzApp Canada does not have any subsidiaries and does not own a controlling interest in any capital stock of any corporation.

2.5. Authorization of Agreement. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by YzApp Canada.

2.6. Financial Statements. YzApp Canada has delivered or will deliver prior to Closing, to YzApp NV and the YzApp Canada Shareholders, audited financial statements of YzApp Canada for its most fiscal year ending July 31, 2003 consisting of Balance Sheets as at July 31, 2003 and 2002, .............. These
financial statements have been prepared to the best of YzApp Canada's ability in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and to the best knowledge of YzApp Canada's management fairly present the financial position and results of operations of YzApp Canada as of the date thereof and for the periods indicated in such statements. The Balance Sheets of YzApp Canada included in the statements make full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of YzApp Canada as of their respective dates. As of the date of such financial statements, YzApp Canada has no undisclosed obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

2.7. Tax Matters. On or before Closing, YzApp Canada will have prepared and filed with the appropriate Canadian federal, provincial and local governmental agencies, and any applicable foreign countries and political subdivisions thereof, all tax returns required to be filed; YzApp Canada will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30 day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of YzApp Canada delivered to YzApp NV are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheets. On or before Closing, YzApp Canada will provide true and accurate copies of all tax returns filed since its date of incorporation.

2.8. Material Contracts. There has not occurred any default by YzApp Canada of any event which with the lapse of time or the election of any person other than YzApp Canada or any combination thereof, will become a default, except defaults, if any, which will not result in any material loss to or liability of YzApp Canada.

2.9 Permits, Licenses, Etc. YzApp Canada has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on their business as presently conducted.

2.10. Compliance with Applicable Laws. The conduct by YzApp Canada of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of YzApp Canada, proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

2.11 Litigation. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of YzApp Canada, threatened, against, relating to or affecting YzApp Canada or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of YzApp Canada is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of YzApp Canada, or the transactions contemplated by this Agreement. Neither YzApp Canada nor any officer, director, partner or employee of YzApp Canada, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by YzApp Canada. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring YzApp Canada to take any material action of any kind or to which YzApp Canada and its business, properties or assets are subject or bound. YzApp Canada is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon YzApp Canada's operations or affairs.

2.12. Other Information. None of the information and documents which have been furnished or made available by YzApp Canada or any of its representatives to the YzApp Canada Shareholders or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.


                    ARTICLE 3: REPRESENTATIONS AND WARRANTIES
                          OF YzApp Canada SHAREHOLDERS


As an inducement to, and to obtain the reliance of YzApp Canada and YzApp NV, each YzApp Canada Shareholder represents and warrants as follows:

3.1. Investment Representation. The YzApp Canada Shareholder is acquiring shares of YzApp NV Common Stock issuable hereunder for its own account and agrees not to distribute any shares issuable hereunder within the meaning of the United States Securities Act of 1933, as amended, (the "1933 Act") unless:

         (a) an appropriate registration statement has been filed with the United States Securities and Exchange Commission ("SEC") qualifying such sale, transfer, distribution or other disposition or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for YzApp NV; and

         (b) the sale is made in compliance with the prospectus and registration requirements under applicable Canadian securities laws unless an exemption from such requirements is available according to the opinion of counsel for YzApp NV.

Each certificate representing YzApp NV shares issued hereunder shall be stamped or otherwise imprinted or endorsed with the following or substantially similar legends:

"The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or if in the opinion of counsel acceptable to YzApp NV that an exemption from such registration is available." "Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the earlier of (i) the date that is 12 months and a day after the date the issuer first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the issuer is a SEDAR filer; and
(ii) the date that is 12 months and a day after the later of (A) the distribution date, and (b) the date the issuer became a reporting issuer in the local jurisdiction of the purchaser of the securities that are subject of the trade."

By execution of this Agreement and the Subscription Agreement attached hereto as
Exhibit 3.1, the YzApp Canada Shareholder represents that it has sufficient investment experience and financial means to understand and assume the financial risks associated with this transaction and confirms those representations contained in Exhibit 3.1 intended to establish the availability of an exemption from the registration requirements of the 1933 Act and from the registration and/or qualification requirements of any other applicable securities law.

3.2 Ownership Representation. All of the common shares of YzApp Canada held by the YzApp Canada Shareholder and exchanged for YzApp NV Common Stock hereunder are and will be on Closing legally and beneficially owned by the YzApp Canada Shareholder, and on Closing will be transferred to YzApp NV free and clear of all liens, charges, mortgages and other encumbrances and all pre-emptive and similar rights other than those created by YzApp NV.


                     ARTICLE 4: PLAN OF EXCHANGE AND CLOSING


         4.1. The Exchange. Provided that YzApp Canada Shareholders holding not less than fifty-one percent (51%) of the issued and outstanding common shares of YzApp Canada execute and agree to exchange their common shares of YzApp Canada for shares of YzApp NV Common Stock hereunder, the common shares of such YzApp Canada Shareholders shall be exchanged for YzApp NV Common Stock on the basis of one (1) share of YzApp NV Common Stock share for every two (2) common shares of YzApp Canada delivered at Closing. Provided the foregoing condition is met, this Agreement shall be binding upon and enforceable against each YzApp Canada Shareholder that executes and delivers this Agreement, notwithstanding the fact that this Agreement is not signed by all YzApp Canada Shareholders.

         A). At Closing, each YzApp Canada Shareholder that executes this Agreement shall deliver to YzApp NV, certificates representing its common shares of YzApp Canada properly endorsed for transfer thereto and an executed Subscription Agreement in the form attached as Exhibit 3.1 hereto (the "Subscription Agreement").

         B). The obligation of YzApp NV to deliver YzApp NV Common Stock is conditioned upon and subject to receipt of certificates representing not less than fifty-one percent (51%) of the outstanding common shares of YzApp Canada properly endorsed for transfer thereto and executed Subscription Agreements for the YzApp NV Common Stock to be exchanged for such shares.

4.2. Closing. The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by YzApp Canada and YzApp NV, but no later than October 31, 2003 or such other date as the signatories to this Agreement may agree to (herein called the "Closing Date"), at the offices of YzApp Canada, or such other location as YzApp Canada and YzApp NV may agree to.

4.3. Closing Events. At the Closing, each of the parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to give effect to or evidence the transactions contemplated hereby.

4.4 Directors of YzApp NV. On the Closing Date, YzApp NV shall deliver to YzApp Canada certified resolutions to the effect that, effective immediately following the Closing, the Board of Directors of YzApp NV shall consist of the following individuals:


         Brian Jaggard        Chairman, Director
         Douglas Dunn         Director
         Carl Lacey           Director


4.5. Officers of YzApp NV. On the Closing Date, YzApp NV shall deliver certified resolutions to YzApp Canada to the effect that, effective immediately following the Closing, the Board of YzApp NV shall have elected as new officers of YzApp NV to consist of the following individuals:


         Brian Jaggard        President, Chief Executive Officer, Treasurer
         Douglas Dunn         Secretary


                            ARTICLE 5: MISCELLANEOUS

5.1. Expenses and Further Assurances. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carryout the intent of this Agreement.

5.2. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

5.3. Successors and Assigns. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

5.4. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of Nevada, without giving effect to the conflicts of laws principles thereof. In addition, the parties hereby submit to the non-exclusive jurisdiction in the Courts of the Province of British Columbia for the resolution of any disputes arising under or with respect to this Agreement.

5.5. Section and Other Headings. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

5.6. Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

5.7. Entire Agreement. This Agreement, together with the Subscription Agreements signed by YzApp Canada Shareholders hereunder, constitute the entire agreement between the parties hereto and supersede all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all signatories hereto.

5.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.




            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date indicated.

YzApp International Inc.

By: /s/ Brian Jaggard                   /s/ Dounglas Dunn
   ---------------------------          -------------------------
Brian Jaggard, President                Douglas Dunn, Secretary
Dated: August 20, 2003                  Dated: August 20, 2003


YzApp Solutions Inc.

By: /s/ Brian Jaggard                   /s/ Michael Smallwood (Signing for YSI)
   ---------------------------          ---------------------------
Brian Jaggard, President                Michael Smallwood, Secretary
Dated: August 20, 2003                  Dated: August 20, 2003


YzApp Solutions Inc. - Shareholders

/s/ Konstantin A. Bernaschek            /s/ Michael Colliar
------------------------------          ---------------------------
Konstantin A. Bernaschek                Michael Colliar
Dated: August 26, 2003                  Dated: August 28, 2003


/s/ Douglas Dunn                        /s/ Cory Herle
------------------------------          ---------------------------
Douglas Dunn                            Cory Herle
Dated: August 25, 2003                  Dated: October 3, 2003


/s/ Brian Jaggard                       /s/ Bert Laakmann
------------------------------          ---------------------------
Brian Jaggard                           Bert Laakmann
Dated: August 25, 2003                  Dated: August 26, 2003


/s/ Richard Legg                        /s/ Colin MacPhail
------------------------------          ---------------------------
Richard Legg                            Colin MacPhail
Dated: August 26, 2003                  Dated: September 4, 2003

/s/ Ken Marlin                          /s/ Kevin McCaw
------------------------------          ---------------------------
Ken Marlin                              Kevin McCaw
Dated: September 12, 2003               Dated: August 25, 2003


/s/ Cheryl Neighbour                    /s/ Erich E. Schmidt, Sr.
------------------------------          ---------------------------
Cheryl Neighbour                        Erich E. Schmidt, Sr.
Dated: September 4, 2003                Dated: August 26, 2003


/s/ Leo Seewald                         /s/ Gerhard Selje
------------------------------          ---------------------------
Leo Seewald                             Gerhard Selje
Dated: Ausust 20, 2003                  Dated: August 20, 2003


/s/ Fred Shaw                           /s/ Brad Sherwin
------------------------------          ---------------------------
Fred Shaw                               Brad Sherwin
Dated: September 19, 2003               Dated: August 28, 2003


/s/ Michael Smallwood                   /s/ Cynthia Spraggs
------------------------------          ---------------------------
Michael Smallwood                       Cynthia Spraggs
Dated: August 28, 2003                  Dated: August 26, 2003


/s/ Brent St. Arnaud                    /s/ Tina St. Arnaud
------------------------------          ---------------------------
Brent St. Arnaud                        Tina St. Arnaud
Dated: August 20, 2003                  Dated: August 20, 2003



/s/ Louis Stefani                       /s/ Joseph Wehry
------------------------------          ---------------------------
Louis Stefani                           Joseph Wehry
Dated: August 31, 2003                  Dated: September 30, 2003


/s/ Brad Wheeler                        /s/ Brian Jaggard
------------------------------          ---------------------------
Brad Wheeler                            Silver Top Development
Dated: September 4, 2003                Dated: August 25, 2003

/s/ Klaus-Peter Raeke                    /s/ Stefani Biertuempel
------------------------------          ---------------------------
Klaus-Peter Raeke                       Stefani Biertuempel
Dated: October 21, 2003                 Dated: October 25, 2003


/s/ Victorian Portfolio                 /s/ Michael Heck
------------------------------          ---------------------------
Victorian Portfolio                     Michael Heck
Dated: October 23, 2003                 Dated: October 21, 2003


/s/ Alexandra Milne
------------------------------
Alexandra Milne
Dated: August 26, 2003